UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2017

Midstates Petroleum Company, Inc.

(Exact name of registrant specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

321 South Boston Avenue, Suite 1000 Tulsa, Oklahoma	74103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 947-8550

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2017, Frederic F. Brace notified the Board of Directors (the “Board”) of Midstates Petroleum Company, Inc. (the “Company”) of his intent to resign from his current position as President and Chief Executive Officer, effective November 1, 2017. Mr. Brace did not resign from the position of President and Chief Executive Officer due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices, and Mr. Brace will remain on the Board.

In addition, on October 25, 2017, David J. Sambrooks was appointed to the position of President and Chief Executive Officer, effective immediately upon the resignation of Mr. Brace. The Board also approved an increase in the size of the Board from seven directors to eight directors, and Mr. Sambrooks was appointed to the Board, effective concurrently with his appointment as an executive officer.

Mr. Sambrooks, age 59, has over 37 years of experience in the oil and gas exploration and production industry.  Mr. Sambrooks will join Midstates Petroleum Company, Inc. as its President and Chief Executive Officer and as a member of the Board of Directors effective as of November 1, 2017.  Prior to joining Midstates, Mr. Sambrooks served from 2007 to 2016 as the President, Chief Executive Officer and a member of the Board of Directors of Sabine Oil & Gas, LLC, which was formerly known as NFR Energy LLC (“Sabine”). In his roles at Sabine, Mr. Sambrooks led strategic, financial, operational, business development and organizational efforts.  From 2003 to 2007, Mr. Sambrooks served as Vice President and General Manager of the Southern Division for Devon Energy Corporation (“Devon”), and from 2001 to 2003 served as Vice President and General Manager of Devon’s International Division, where he led strategic, P&L, operational, business development and organizational efforts.  Prior to Devon, Mr. Sambrooks’ career included key leadership and technical roles in domestic and international operations with Santa Fe Energy Resources, Oryx Energy and Sun Oil Company.

Mr. Sambrooks currently serves as board president of the non-profit Communities In School of Houston and has served as a board member and volunteer for various other non-profit organizations. Mr. Sambrooks holds a Bachelors of Science degree in Mechanical Engineering from The University of Texas at Austin, and a Masters of Business Administration from The University of Houston.

There are no understandings or arrangements between Mr. Sambrooks and any other person pursuant to which Mr. Sambrooks was selected to serve as President and Chief Executive Officer, other than his employment relationship set forth below. Mr. Sambrooks does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K.

Executive Employment Agreement

In connection with the appointment of Mr. Sambrooks as President and Chief Executive Officer, Mr. Sambrooks and the Company entered into an employment agreement (the “Employment Agreement”) outlining the terms of his employment as President and Chief Executive Officer of the Company. Pursuant to the Employment Agreement, Mr. Sambrooks’ annual salary will be $600,000 (the “Base Salary”) while serving as President and Chief Executive Officer and Mr. Sambrooks will be entitled to participate in any Incentive Plans (as defined in the Employment Agreement) applicable to similarly situated employees of the Company. Additionally, Mr. Sambrooks will be entitled to an annual bonus earned based on performance against objective, reasonably attainable performance criteria determined in good faith by the Board, after consultation with Mr. Sambrooks. The target annual bonus is one hundred percent (100%) of Mr. Sambrooks’ Base Salary and the maximum annual bonus is two hundred percent (200%) of Mr. Sambrooks’ Base Salary (each to be prorated for the number of days Mr. Sambrooks is employed with the Company during the applicable bonus period).

The Employment Agreement is effective as of November 1, 2017 (the “Effective Date”), and contains an initial term ending on the third anniversary of the Effective Date (the “Initial Term”). If sixty (60) days’ notice of intent to terminate the Employment Agreement is not given prior to the expiration of the Initial Term, the Employment Agreement will continue past the Initial Term for successive one year terms until either party gives sixty (60) days’ notice that the party intends for the Employment Agreement to terminate at the end of any such one year period.

If Mr. Sambrooks’ employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Sambrooks for Good Reason (as defined in the Employment Agreement) during the term of the Employment Agreement, Mr. Sambrooks will be entitled to a lump-sum cash payment which will consist of the following items: (i) the Accrued Obligations and Accrued Incentives (each as defined in the Employment Agreement) (ii) an cash payment equal the sum of two times his Base Salary plus the target bonus. Additionally, Mr. Sambrooks will be entitled to continued monthly payment for eighteen (18) months of an amount equal to the cost of medical, dental and vision coverage for him and his family, to vest in the next tranche of time-vested equity incentive awards that would otherwise vest if not for his termination and to vest in a pro rata portion of any performance-based equity incentive awards outstanding on the date of termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 of this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Award of Restricted Stock Units and Performance Stock Units

On October 25, 2017, the Board approved long-term incentive awards to Mr. Sambrooks pursuant to the Company’s Management Incentive Plan (the “MIP”) based upon recommendation from the Compensation Committee of the Board. These awards include (i) the grant of 67,889 restricted stock units (“RSUs”) to Mr. Sambrooks pursuant to the form of Midstates Petroleum Company, Inc. Restricted Stock Unit Agreement to be entered into between the Company’s and Mr. Sambrooks (the “RSU Award Agreement”) and (ii) the grant of 135,778 performance stock units (“PSUs”) to Mr. Sambrooks pursuant to the form of Midstates Petroleum Company, Inc. Performance Stock Unit Agreement to be entered into between the Company’s and Mr. Sambrooks (the “PSU Award Agreement”, and together with the RSU Award Agreement, the “Award Agreements”).

The RSUs will generally vest in three installments: 1/3 will vest on the one-year anniversary of the award date, an additional 1/3 will vest on the two-year anniversary of the award date and the final 1/3 will vest on the three-year anniversary of the award date. The PSUs will vest, if at all, based on the Company’s total stockholder return for the performance period of October 25, 2017 through October 31, 2020.

The RSUs and PSUs are subject to accelerated vesting in the event Mr. Sambrooks’ employment is terminated prior to the vesting date by the Company without “Cause” or by Mr. Sambrooks with “Good Reason” (each, as defined in the MIP) or due to Mr. Sambrooks’ death or disability.

The descriptions of the Award Agreements in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of the form of Award Agreements, which are filed as Exhibit 10.2 and Exhibit 10.3 of this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 7.01                                           Regulation FD Disclosure.

On October 25, 2017, the Company issued a press release disclosing the management changes described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, effective as of November 1, 2017, by and between Midstates Petroleum Company, Inc. and David J. Sambrooks.

10.2	Form of Restricted Stock Unit Award Agreement, effective as of November 1, 2017, by and between Midstates Petroleum Company, Inc. and David J. Sambrooks.

10.3	Form of Performance Stock Unit Award Agreement, effective as of November 1, 2017, by and between Midstates Petroleum Company, Inc. and David J. Sambrooks.

99.1	Press Release, dated October 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: October 25, 2017
	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Vice President - General Counsel & Corporate Secretary